Exhibit 23.2

                                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of Azul Holdings Inc. (formerly Xyvision, Inc.) on Form S-8 (File Nos. 333-56277, 333-19529, 33-54014, 33-54018, 33-41846, 33-15474) of our report dated May 12,
2000, relating to the financial statements of Azul Holdings Inc. as of and for the year ended March 31, 2000, which report appears in the March 31, 2001 Annual Report on Form 10-K of Azul Holdings Inc.


Richard A. Eisner & Company LLP
July 11, 2001